UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C.20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2008

ACCESS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-9314	83-0221517

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 Stemmons Freeway, Suite 176 Dallas, Texas	75207

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(214) 905-5100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

/ /	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/ /	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/ /	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/ /	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 4, 2008, Mr. Davis entered into an Employment Agreement with the Company dated January 4, 2008. Mr. Davis' title will be Chief Executive Officer. Mr. Davis will be paid an annual salary of $335,000 and was granted stock options to purchase 600,000 shares of the Company's common stock with an exercise price of $3.15 per share which was equal to the closing price of the Company's common stock on January 3, 2008. Mr. Davis' options will vest 25% on January 4, 2009 and monthly thereafter over a 24 month period. The stock options are granted from the Company's 2005 Equity Incentive Plan. Mr. Davis is entitled to similar benefits as the Company's other executive officers. Under certain circumstances relating to a change of control of the Company, Mr. Davis may be entitled to receive additional base pay through the end of his payment period and the acceleration of his option vesting.

On December 26, 2007, the Company announced that Jeffrey B. Davis, 44, was named by the Company's Board of Directors as the Company's Chief Executive Officer.

Mr. Davis became a director in March 2006 and is Chairman of the Board. Mr. Davis currently serves as President of SCO Financial Group LLC. Previously, Mr. Davis served in senior management at a publicly traded healthcare technology company. Prior to that, Mr. Davis was an investment banker with various Deutsche Bank banking organizations, both in the U.S. and Europe. Mr. Davis also served in senior marketing and product management positions at AT&T Bell Laboratories, where he was also a member of the technical staff, and at Philips Medical Systems North America. Mr. Davis is currently on the board of MacroChem Corporation, Uluru, Inc. and Virium Pharmaceuticals, Inc., a private biotechnology company. Mr. Davis holds a B.S. in biomedical engineering from Boston University and an M.B.A. degree from the Wharton School, University of Pennsylvania.

Mr. Davis was a director of Somanta Pharmaceuticals, Inc. On January 4, 2008, we completed the acquisition of Somanta Pharmaceuticals, Inc. Pursuant to the terms of the merger agreement, Somanta’s preferred and common shareholders received an aggregate of 1.5 million shares of Access’ common stock.

SCO Financial Group is an affiliate of SCO Capital Partners LLC.  SCO Capital Partners LLC previously served as placement agent in conjunction with the Company’s issuance of Series A Cumulative Convertible Preferred Stock.  In exchange for its services as placement agent SCO Capital Partners LLC received a warrant to purchase 100,000 shares of Access common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCESS PHARMACEUTICALS, INC. (Registrant)

By:	/s/ Stephen B. Thompson

Stephen B. Thompson
Vice President, Chief Financial Officer

Date:  January 8, 2008